Exhibit 10.2

PROMISSORY NOTE

$15,543,696.00	New York, New York

October 21, 2011

FOR VALUE RECEIVED, TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company, having an address at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine, CA 92614 (“Borrower”), hereby unconditionally promises to pay to the order of TL DOF III HOLDING CORPORATION, a Delaware corporation, having an address at c/o Torchlight Investors, 230 Park Avenue, 12th Floor, New York, New York 10169 (together with its successors and/or assigns, “Lender”), as payee, at its office set forth above or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Fifteen Million Five Hundred Forty-Three Thousand Six Hundred Ninety-Six and 00/100 Dollars ($15,543,696.00), or so much thereof as is advanced in lawful money of the United States of America with interest thereon to be computed from the date of this note (this “Note”), at the interest rate or, if applicable, the Default Rate (hereinafter defined), and to be paid in accordance with the terms of this Note and that certain Mortgage, Security Agreement and Assignment of Leases and Rents, dated the date hereof, by Borrower in favor of Lender (the “Mortgage”). All capitalized terms not defined herein shall have the respective meanings set forth in the Mortgage.

ARTICLE 1.

PAYMENT TERMS

(a) Borrower agrees to pay the principal sum of this Note (including any component thereof consisting of Deferred Interest), interest on the outstanding principal balance of this Note (including any component thereof consisting of Deferred Interest), the Exit Fee and the Prepayment Premium (if applicable) and all other amounts due under the this Note and the other Loan Documents (collectively, the “Obligations”), all in accordance with the terms of this Note and the other Loan Documents. The outstanding principal balance of this Note may only be prepaid in accordance with the terms set forth herein.

(b) Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 4:00 P.M. (New York time) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender

(c) Interest shall be payable on the Loan at a rate per annum of 15%, as follows:

(i) interest at the rate of ten percent (10%) per annum shall be payable in advance on each Remittance Date during the term of the Loan; and

(ii) interest at the rate of five percent (5%) per annum shall accrue on each Remittance Date during the term of the Loan and be added to the Loan (and itself bear interest at a rate per annum equal to fifteen percent (15%)).

(d) Interest that accrues as aforesaid and is added to the principal amount of the Loan on any Remittance Date is referred to herein as “Deferred Interest”. Subject to the terms of Section 1(h) hereof, Deferred Interest shall be repaid, together with the balance of the principal amount of the Loan, on the Maturity Date.

(e) On the “Maturity Date (as defined in the Mortgage), Borrower shall repay the principal amount of the Loan and all other monetary Obligations in full.

(f) Borrower shall pay Lender a late fee in respect any amounts due hereunder which become overdue for a period in excess of five (5) days equal to five percent (5%) of such overdue amount (a “Late Fee”). Payment and acceptance of a Late Fee pursuant to this subsection shall not constitute a waiver of any Event of Default and shall not otherwise limit or prejudice any right of Lender hereunder.

(g) Borrower shall pay to Lender, as and when Borrower repays all or any portion of the Loan, a fee equal to one percent (1%) of the amount being repaid (the “Exit Fee”).

(h) Borrower may prepay the Loan in whole, but not in part, at any time prior to the Maturity Date, provided, however, that (i) all prepayments must be accompanied by accrued, unpaid interest and the Exit Fee and (ii) any prepayment made prior to the last month of the term of this Agreement must be accompanied by the Prepayment Premium. Notwithstanding any contrary term in this Note, Borrower may prepay up to $10,000,000 of the Loan on or before December 30, 2011, which such prepayment shall not be subject to the Prepayment Premium (but shall be subject to the Exit Fee, and shall be accompanied by the prepayment of such portion of the principal amount of the Loan that consists of Deferred Interest which has theretofore accrued in respect of the amount being prepaid). For purposes of this Note, the term “Prepayment Premium” shall mean the difference obtained by subtracting (i) the sum of (A) all amounts paid on account of the Obligations (excluding the $76,500 Origination Fee paid pursuant to the Credit Agreement) from (B) the Applicable Amount. For purposes of this Agreement, the term “Applicable Amount” shall mean $22,950,000, provided, however, that the Applicable Amount shall be reduced by $1.50 for every $1.00 that is prepaid on account of the principal amount of the Loan on or prior to December 30, 2011, not to exceed, in respect of such prepayments, $10,000,000. For purposes of this Note, the term “Credit Agreement” shall mean that certain Credit Agreement, dated as of June 29, 2011, between Lender and Borrower.

ARTICLE 2.

DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if unpaid on the Maturity Date or upon the occurrence of any other Event of Default.

ARTICLE 3.

DEFAULT INTEREST

During the continuance of an Event of Default, Lender shall be entitled to receive interest on the principal amount of the Loan at a rate per annum equal to twenty percent (20%),

five percent (5%) of which shall be deferred and added to the principal amount as provided in Section 1(c) hereof. This Article, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence and continuance of an Event of Default.

ARTICLE 4.

LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the terms of the Mortgage, the terms and provisions of the Mortgage shall govern.

ARTICLE 5.

SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum legal rate, (b) in calculating whether any interest exceeds the maximum legal rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness with respect to the Loan to Borrower by Lender, and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the maximum legal rate, any such excess shall be deemed to have been applied to the outstanding principal amount of the Loan, with any excess refunded to Borrower.

ARTICLE 6.

NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 7.

WAIVERS

Except as otherwise provided in the Mortgage, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Mortgage or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note.

ARTICLE 8.

GOVERNING LAW; SUBMISSION TO JURISDICTION

THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS NOTE MAY, AT THE OPTION OF LENDER, BE INSTITUTED IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF ILLINOIS OR IN ANY FEDERAL OR STATE COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING. IN RESPECT OF ANY ACTION OR PROCEEDING ARISING UNDER THIS NOTE OR THE OTHER TRANSACTION DOCUMENTS, BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF ILLINOIS OR IN ANY FEDERAL OR STATE COURT SITTING IN THE SOUTHERN DISTRICT OF NEW YORK.

ARTICLE 9.

NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Section 8.04 of the Mortgage.

ARTICLE 10.

TRIAL BY JURY

BORROWER AND, BY ITS ACCEPTANCE HEREOF, LENDER EACH AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND, BY ITS ACCEPTANCE OF THIS NOTE, LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

TNP SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, L.P., a Delaware limited partnership, its Sole Member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, it General Partner

	By:	/s/ James Wolford
Name: James Wolford
Title: CFO